Exhibit 12.1

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

October 8, 2026

Goa Therapeutics Corporation

515 North Flagler Drive, Suite 350

West Palm Beach, FL 33401

RE: Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special United States counsel to Goa Therapeutics Corporation, a Delaware corporation (the “Company”), in connection with the Company’s offering of securities (the “Offering”) pursuant to an offering statement on Form 1-A (File No. 024-12817) (as may be amended, the “Offering Statement”) filed with the U.S. Securities and Exchange Commission pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to up to 5,000,000 shares (the “Shares”) of common stock, par value $0.0000001 per share, of the Company. The Shares consist of (i) up to 3,750,000 Shares being offered and sold by the Company for cash (the “Cash Shares”); (ii) up to 750,000 Shares being issued by the Company to eligible investors for no additional cash in consideration of the extent to which such eligible investors are already making investments in the Offering (the “Bonus Shares”); and (iii) up to 500,000 Shares owned by existing stockholders of the Company being offered on a resale basis for the respective accounts of such stockholders (the “Resale Shares”). We are providing this opinion letter in accordance with the requirements of Section 12, Item 17, Part III of Form 1-A.

In rendering the opinions set forth herein, we have examined the Offering Statement, including the exhibits thereto; the offering circular forming a part of the Offering Statement (the “Offering Circular”); the resolutions of the board of directors of the Company relating to the authorization and issuance of the Shares; and such additional corporate records, documents, agreements and instruments of the Company, certificates of officers of the Company, certificates of public officials and other records, documents, agreements, certificates and instruments as we have deemed relevant and necessary to serve as the basis for our opinions. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals; the conformity to authentic originals of all documents submitted to us as copies; the genuineness of all signatures; and the legal capacity of all natural persons who have executed any of the documents. As to questions of fact material to the opinions set forth herein, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Goa Therapeutics Corporation

October 8, 2026

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Cash Shares, when issued and paid for in accordance with the Offering Statement, will be legally issued, fully paid, and non-assessable; (ii) the Bonus Shares, when they are issued in accordance with the Offering Statement, will be legally issued, fully paid, and non-assessable; and (iii) the Resale Shares, when they were issued, were legally issued, fully paid and non-assessable.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions herein are expressed solely with respect to the laws of the State of Delaware. Our opinions are based on these laws as in effect on the date hereof and as of the qualification date of the Offering Statement, and we assume no obligation to revise or supplement this opinion after the qualification date of the Offering Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the offer, sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 12.1 to the Offering Statement, and to the reference to our firm appearing under the heading “Legal Matters” in the Offering Circular. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP